Exhibit 99.1

For release: October 7, 2011	For further information contact: Steven R. Lewis, President & CEO David W. Gifford, CFO (330) 373-1221

First Place Financial Corp. Receives Nasdaq Determination Letter

Warren, Ohio - First Place Financial Corp. (Nasdaq:FPFC) (the “Company”) today reported that it has received a determination letter from the Nasdaq Listing Qualifications Staff advising that the Company remains noncompliant with the filing requirements for continued listing under Nasdaq Listing Rule 5250(c)(1).  The determination letter was issued in accordance with standard Nasdaq procedures regarding the delayed filing of the Company’s Annual Report on Form 10-K for the year ended June 30, 2011, with the Securities and Exchange Commission.  The delayed filing stems from the pending restatement of the Company’s consolidated financial statements for the quarterly and annual periods within the fiscal years ended June 30, 2010, 2009 and 2008.

About First Place Financial Corp.

First Place Financial Corp. is a $3.1 billion financial services holding company based in Warren, Ohio, with two wholly-owned subsidiaries: First Place Bank and First Place Holdings, Inc.  Through First Place Bank, the Company operates 41 retail locations, 2 business financial service centers and 22 loan production offices.  First Place Holdings, Inc. has one wholly-owned subsidiary named First Place Real Estate, Ltd. and a 75% interest in Title Works Agency, LLC.  Additional information about First Place Financial Corp. may be found on the Company’s web site:  www.firstplacebank.com.